       EXHIBIT 5.0    OPINION OF MULDOON, MURPHY & FAUCETTE RE: LEGALITY

                    [MULDOON, MURPHY & FAUCETTE LETTERHEAD]





                                  July 10, 1998




Board of Directors
Provident Bankshares Corporation
114 East Lexington Street
Baltimore, Maryland 21202

      Re:   Provident Bankshares Corporation
            Amended and Restated Stock Option Plan

Ladies and Gentlemen:

      We have been requested by Provident Bankshares Corporation (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 500,000 additional shares of the Company's Common Stock, $1.00 par value (the "Shares"), to be reserved for issuance under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Plan"). An S-8 was filed on June 15, 1988, to register 510,000 shares of Common Stock, $1.00 par value per share, reserved for issuance under the Provident Bankshares Corporation Stock Option and Appreciation Rights Plan, with the Securities and Exchange Commission (the "SEC") (SEC File No. 33-22552). On October 31, 1990, the Registrant registered 190,000 shares of Common Stock, $1.00 par value per share, reserved for issuance under the Provident Bankshares Corporation Amended Stock Option Plan, with the SEC on an S- 8 (SEC File No. 33-37502). On May 19, 1995, The Registrant registered 565,000 shares of Common Stock, $1.00 par value per share, reserved for issuance under the Provident Bankshares Corporation Amended and Restated Stock Option Plan, with the SEC (SEC File No. 33-92510).

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Provident Bank of Maryland.

      Based on the foregoing and limited in all respects to Maryland law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance

Board of Directors
July 10, 1998
Page 2


of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of our name under the heading "Interests of Named Experts and Counsel."

                                          Sincerely,



                                          /s/ MULDOON, MURPHY & FAUCETTE